Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Summit Therapeutics plc (formerly “Summit Corporation plc”) of our report dated December 3, 2014 relating to the consolidated financial statements of Summit Corporation plc, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

February 20, 2015

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of Summit Therapeutics plc (formerly “Summit Corporation plc”) of our report dated December 3, 2014 relating to the financial statements of MuOx Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

February 20, 2015